UNION BANKSHARES COMPANY
                           66 Main Street
                       Ellsworth, Maine 04605


                                                       March 26, 1999



Dear Stockholder:

The 1999 Annual Meeting of the Stockholders of Union Bankshares
Company will be held at 11:00 a.m. on Thursday, April 15, 1999 at the White Birches Restaurant, Route 1, Hancock, Maine. The directors and officers join me in inviting you to attend the meeting.

Enclosed are the Clerk's official Notice of Annual Meeting, a proxy statement and a form of proxy. Please sign the proxy and return it in the enclosed self-addressed envelope so that your shares will be voted at the meeting if you are unable to attend.

We look forward to seeing you on April 15.

                                   Very truly yours,



                                   Peter A. Blyberg
                                   President

PAB/cc
Enclosures



It is important that proxies be returned promptly. Each stockholder is urged to fill in, date and sign the enclosed proxy and mail it in the self-addressed envelope provided. In the event a stockholder decides to attend the meeting, he or she may, if he or she wishes, revoke his or her proxy and vote his or her shares in person.


                      UNION BANKSHARES COMPANY


              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD APRIL 15, 1999


Notice is hereby given that the Annual Meeting of the Stockholders of Union Bankshares Company (the "Company") will be held at the White Birches Restaurant, Route 1, Hancock, Maine on April 15, 1999 at
11:00 a.m. to consider and act upon the following proposals:

     1.   To set the number of directors at 17.

     2.   To elect as directors the nominees listed in the enclosed Proxy
          Statement.

     3.   To elect Sally J. Hutchins as Clerk of the Company.

     4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 1999.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on February 26, 1999 will be entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors
                                   Sally J. Hutchins, Clerk


                      UNION BANKSHARES COMPANY
                           66 MAIN STREET
                       ELLSWORTH, MAINE  04605

                           PROXY STATEMENT
                    MAILING DATE:  MARCH 26, 1999

                   ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD THURSDAY, APRIL 15, 1999

     This Proxy Statement is furnished to the Stockholders of Union Bankshares Company (the "Company") in connection with the solicitation of proxies on behalf of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, April 15, 1999 at 11:00 a.m. at the White Birches Restaurant, Route 1, Hancock, Maine pursuant to the accompanying Notice of Annual Meeting of Stockholders. A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. The proxy, when properly executed, will be voted on behalf of the stockholder in the manner directed in the form of proxy. A stockholder who executes the proxy may, prior to its use, revoke it by written instrument, by a subsequently executed proxy or, if he or she attends the Meeting, by notifying the Clerk or by giving notice at the Meeting.

     Proxies are being solicited by the Board of Directors of the Company principally through the mail. Proxies may also be solicited personally or by telephone by regular employees of the Company. The entire expense of solicitation, including cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of February 1, 1999, the Company had outstanding 481,896 shares of its common stock (the "Common Stock"), par value $12.50 per share, each share of which is entitled to one vote upon each of the matters presented at the Meeting. Only stockholders of record at the close of business on February 26, 1999 are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum. Assuming a quorum is present, action may be taken by the holders of a majority of the shares present and voting on any matter brought before the Meeting. Under applicable Maine law, abstentions and shares otherwise not voting will not be deemed present and voting for this purpose. Votes recorded by proxy will be counted immediately prior to the Meeting and the results will be announced at the Meeting. Stockholders who are present will have an opportunity to vote on each matter brought before the Meeting.

     The following table lists, as of February 1, 1999, the number of shares of Common Stock and the corresponding percentage of total Common Stock beneficially owned by the only stockholder who is the beneficial owner of more than five percent of the Common Stock of the Company.

Name and Address of Beneficial Owner    Common Stock Beneficially   Percent of
                                                  Owned                Class
Almarach Associated PA, LP
MME Suite 100
3993 Huntingdon Pike
Huntingdon, PA  19006                             31,473               6.53


     The following table lists, as of February 1, 1999, the number of shares of Common Stock, including directors' qualifying shares, and the corresponding percentage of total Common Stock beneficially owned by each director and nominee for director, including the chief executive officer of the Company, and by all executive officers and directors as a group. The information set forth below is based upon director questionnaires distributed and completed by each director and nominee, and upon stock records maintained by the Company.

     Name                   Common Stock               Percent
                         Beneficially Owned            of Class

Arthur J. Billings              189                       *
Peter A. Blyberg                276                       *
Robert S. Boit                 21,330                    4.43
Blake B. Brown                   40                       *
Richard C. Carver              1,216                      *
Peter A. Clapp                  165                       *
Sandra H. Collier               168                       *
Robert B. Fernald               549                       *
Douglas A. Gott                 666                       *
David E. Honey                  556                       *
James L. Markos, Jr.            222                       *
Casper G. Sargent, Jr.         2,551                      *
John V. Sawyer, II             2,600                      *
Stephen C. Shea                13,696                    2.84
Richard W. Teele                440                       *
Paul L. Tracy                   468                       *
Richard W. Whitney               62                       *
Total ownership of all listed
 Directors and other officers  46,486                   9.63

*Represents ownership of less than 1%.

     For purposes of the above table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or has the power to dispose of, or to direct the disposition of, the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

      SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten (10) percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by the Securities and Exchange Commission regulations to furnish the Company with copies of these reports. Based upon copies of Forms 3, 4 and 5 submitted to and retained by the Company, the Company knows of no director, officer or beneficial owner of more than ten percent (10%) of the total outstanding shares of Common Stock who either failed to file an appropriate ownership report with the Securities and Exchange Commission, or who filed such report other than on a timely basis.

                        ELECTION OF DIRECTORS

     Management recommends that the number of directors for the coming year be set at 17. The Bylaws of the Company provide for not fewer than 10 nor more than 25 directors, with the directors serving "staggered terms" of three years. The Board of Directors has nominated for re-election to three year terms at the 1999 Annual Meeting Messrs. Blyberg, Boit, Clapp and Teele and Ms. Collier. In addition, the Board has nominated Messrs. Brown and Markos for election to three year terms as new directors. Each of the nominees has consented to be named as a nominee and to serve if elected. In the event any nominee shall be unable to serve, discretionary authority is reserved by management to vote for a substitute to be nominated by the Board.

     There are no arrangements or understandings between any nominee, director, executive officer or associate of any of the foregoing and any other person pursuant to which the nominee was or is to be elected as a director or an executive officer. There is no family relationship among any director, officer or person nominated to become a director or executive officer.

     The following table sets forth the names, occupations, ages and terms of service of all directors and nominees. Each director is also presently a director of the Company's banking subsidiary, Union Trust Company (the "Bank").


                                                                    Year First
                                                                    Elected As
                     Principal Occupation                 Age as of Director of
                     Now and for Past 5 years              4/15/99  the Company

Term expires in 1999:

Peter A. Blyberg        President and CEO of the Company          55      1993
                        and the Bank since April 1, 1996;
                        former Executive Vice President of
                        the Company and the Bank; former
                        Vice President for Commercial Banking
                        at Chemical Bank

Robert S. Boit          Retired President and CEO of the          68      1984
                        Company and the Bank

Peter A. Clapp          President, Blue Hill Garage               54      1995

Sandra H. Collier       Attorney at Law, Sandra Hylander          47      1992
                        Collier Law Offices

Richard W. Teele        Retired; Secretary and former             67      1984
                        Executive Vice President and
                        Treasurer of the Company and the Bank

Term expires in 2000:

Arthur J. Billings      President, Barter Lumber Company          43      1990

Richard C. Carver       Owner and Manager, Carver Oil             66      1984
                        Company and Carver Shellfish, Inc.

Robert B. Fernald       Treasurer, A.C. Fernald Sons, Inc.        65      1986
                        and Jordan-Fernald

Stephen C. Shea         Treasurer, E.L. Shea, Inc.;               52      1988
                        President, Shea Leasing

Term expires in 2001:

Blake B. Brown          President and Owner, Brown's              53   Nominee
                        Appliance and TV

Douglas A. Gott         Owner, Douglas A. Gott & Sons,            65      1986
                        General Contractors

David E. Honey          Retired; Former Manager,                  70      1984
                        Swans Island Electric Cooperative

James L. Markos, Jr.    General Manager, Maine Shellfish          50   Nominee
                        Company, Inc.

Casper G. Sargent, Jr.  Owner, Sargent's Real Estate              69      1984
                        Corporation

John V. Sawyer, II      Retired, President, Worcester-Sawyer      65      1984
                        Agency Insurance & Real Estate,
                        Chairman of the Board of the Company
                        and the Bank

Paul L. Tracy           President and owner of Winter Harbor      36      1995
                        Agency; Vice President and co-owner
                        of Schoodic Insurance Services

Richard W. Whitney      Dentist                                   70      1984


                             COMMITTEES

     The Bylaws of the Company provide that, at the annual meeting of the Directors, the Board shall designate from among its members an Executive Committee. The Executive Committee possesses all of the powers of the Board of Directors with regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee currently is comprised of Messrs. Blyberg, Boit, Fernald, Sargent, Sawyer and Shea.

     The Bylaws of the Company provide that the Board of Directors may elect or appoint such other committees as it may deem necessary or convenient to the operations of the Company. The Company does not have a standing audit, nominating or compensation committee. No other committees have been appointed.

     Nominees for election to the Board of Directors are selected by the full Board. The Board of Directors will consider nominees recommended by stockholders if submitted in writing to Sally J. Hutchins, Clerk, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605 not less than three months in advance of the date of the annual meeting.

     The Board of Directors of the Company met twelve times in 1998. Each director attended at least seventy-five percent of the total number of meetings of the Board of Directors and of committees, of which he or she was a member, held during that year.

                         EXECUTIVE OFFICERS

     Each executive officer of the Company is identified in the following table, which also sets forth the respective office, age and period served in that office of each person listed. Executive officers are elected annually by the Board of Directors.


Name                  Principal Occupation Now and           Age      Elected
                         for Past 5 Years Age                         to Office

John V. Sawyer, II    Chairman of the Board of                65        1984
                      the Bank and the Company
                      since October 1, 1988.
                      Director since 1974.

Peter A. Blyberg      President and CEO of the                55        1993
                      Bank and the Company since
                      April 1, 1996. Formerly
                      Executive Vice President,
                      COO and Treasurer of the Bank
                      and the Company. Former Vice
                      President for Commercial Banking
                      at Chemical Bank.

John P. Lynch         Senior Vice President and Senior        52        1996
                      Banking Officer of the Bank and the
                      Company since 1995.  Formerly Senior
                      Vice President-Loans of the Bank.

Sally J. Hutchins     Vice President, Treasurer, Controller   43        1988
                      and Clerk of the Bank since 1996;
                      Vice President and Clerk of the
                      Company since 1993.  Formerly Vice President,
                      Controller, Personnel Officer and Clerk.

Peter F. Greene       Vice President, Senior Bank Services    39        1996
                      Officer of the Bank since 1997. Vice
                      President of the Company since 1996.
                      Formerly Vice President, Operations
                      Officer since 1993.

Rebecca J. Sargent    Vice President, Senior Trust Officer    34        1996
                      of the Bank and the Company since 1996.
                      Formerly Assistant Vice President and
                      Trust Officer of the Bank since 1994.
                      Formerly with the law firm of Loughlin
                      and Wade, Portsmouth, New Hampshire.

Richard W. Teele      Secretary of the Company since 1988.    67        1988
                      Retired in 1995 from the Bank.
                      Formerly Executive Vice President,
                      Treasurer and Secretary.


          COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth all annual compensation received during each of the Company's last three fiscal years by Mr. Blyberg who is the only executive officer for whom such compensation exceeded $100,000 in any reported year. Mr. Blyberg serves in comparable positions with both the Bank and the Company. Executive compensation is paid by the Bank.

                     SUMMARY COMPENSATION TABLE

                         ANNUAL COMPENSATION

                                                          Other Annual
                      Year    Salary            Bonus    Compensation ($)

Peter A. Blyberg      1996   $133,335         $  5,000         $0
President and Chief   1997   $132,750         $  5,150         $0
Executive Officer     1998   $140,000         $  8,375         $0

                           LONG TERM COMPENSATION

                                    AWARDS                     PAYOUTS

                                  Restricted                    LTIP
                                   Stock       Optional SARs   Payouts
                       Year        Awards ($)      (#)          ($)

Peter A. Blyberg       1996            $0           0            $0
                       1997            $0           0            $0
                       1998            $0           0            $0


                       ALL OTHER COMPENSATION

                                          Other
                       Year          Compensation ($)

Peter A. Blyberg       1996              $10,382
                       1997              $ 5,532
                       1998              $ 7,653

     Each director of the Bank who is not also an officer is paid a directors' fee in the amount of $250 for each meeting attended, including meetings of the Board committees of which the director is a member. Directors' fees are paid by the Bank and are not separately paid for attendance at meetings of the Board of Directors of the Company. John V. Sawyer, II, who serves as Chairman of the Board, receives a salary of $26,000 per annum from the Bank but does not receive director's fees for attendance at Board and Committee meetings. No director has received any other compensation for Board or committee participation or other special assignments.

     The Bank maintains a non-contributory defined benefit pension plan funded by a trust (the "Plan"). All full time employees who are at least 21 years of age and have completed one year of service participate in the Plan. Compensation attributable to the Plan has not been included in the Summary Compensation Table set forth above. Annual contributions to the Plan are computed on an actuarial basis to provide a normal retirement benefit of 60% of average annual salary minus 50% of the participant's social security benefit, with a downward adjustment if the participant, at the time of retirement, has completed less than 25 years of service. "Average Annual Salary" is determined by calculating the average basic compensation of the participant exclusive of bonuses for the three highest consecutive years prior to attaining the age of 65; provided, however, that for the purpose of such calculation base compensation in any year may not exceed $160,000. The Plan provides "Normal Retirement Benefits" to participants who terminate their employment after attaining the age of 65 and after completing five years of accredited service with the Bank. The accrued benefit of a participant who retires prior to age 65 is his or her normal benefit adjusted by a fraction which represents his or her Bank employment time divided by the Bank employment time he or she would have had by age 65. Payment options include single life annuities and joint annuities. The Plan provides death benefits to beneficiaries of employees who meet conditions of early retirement (age 55 and 10 years of service) prior to termination of employment. The amount of the benefit is equal to the accrued benefit at date of death paid monthly over a 10 year period. In addition, the spouse of a married employee may elect to receive his or her benefit in the form of a single life annuity. If the employee does not meet conditions for early retirement, a survivor annuity may be payable, if the employee is married. The Plan does not provide a disability benefit. Mr. Blyberg is a participant in the Plan. For purposes of the Plan, Mr. Blyberg has five credited years of service.

     The table below illustrates retirement compensation for representative salary brackets and years of service with the Bank. The maximum social security offset for 1998 was $16,104.

                         PENSION PLAN TABLE

Reenumeration                      Years of Service
                        15       20        25       30        35
 $120,000            $38,369  $51,158   $63,948  $63,948   $63,948
 $130,000            $41,969  $55,958   $69,948  $69,948   $69,948
 $140,000            $45,569  $60,758   $75,948  $75,948   $75,948
 $150,000            $49,169  $65,558   $81,948  $81,948   $81,948
 $160,000            $52,769  $70,358   $87,948  $87,948   $87,948

     The foregoing table illustrates the value of retirement benefits at the compensation levels indicated. Benefits are expressed in today's dollars.

     In addition to the foregoing defined benefit pension plan, the Bank has entered into deferred compensation agreements with certain of its executive employees, including Mr. Blyberg, pursuant to which, subject to continued employment with the Bank and certain other conditions, such executive employees are entitled to receive certain retirement and disability benefits. Pursuant to his agreement with the Bank, Mr. Blyberg is entitled to receive monthly payments in the amount $4,152.17, for a period of ten years following the first to occur of death or retirement after reaching the age of 65 years. Under the terms of the agreement, Mr. Blyberg may elect to retire early after reaching the age of 60 years, in which event he would be entitled to receive a proportionately reduced monthly benefit. In addition to the foregoing benefits, under the terms of the agreement, in the event that Mr. Blyberg is permanently disabled prior to attaining the age of 64 years, he would be entitled to receive a disability benefit in the amount of $2,000 per month from the date of his disability until he reached the age of 65. Upon reaching age 65, he would be entitled to receive the deferred compensation benefit described above. The obligations of the Bank under these deferred compensation agreements is unfunded, but the Bank has purchased insurance contracts on the lives of all covered employees, including Mr. Blyberg, in amounts which are estimated to be sufficient to fund all amounts payable under the agreements.

     The Bank also has entered into salary continuation agreements with certain of its executive officers, including Mr. Blyberg, pursuant to which should he terminate his employment, either voluntarily or involuntarily, within three years of a change of control or other "business combination" as defined in the salary continuation agreements, he would be entitled to receive an amount equal to the lesser of (i) three times the total compensation paid to him in the last full fiscal year prior to termination of his employment, less one dollar, or (ii) the maximum amount permitted without such payment being deemed an "excessive parachute payment" within the meaning of Section 208-g of the Internal Revenue Code.

     Neither the Bank nor the Company has a formal compensation committee. Mr. Blyberg, in his capacity as President and Chief Executive Officer, has made compensation recommendations to the Executive Committee of the Board of Directors with respect to all employees, other than himself. The recommendations were then considered by the Board of Directors, which also formulated a compensation recommendation with respect to Mr. Blyberg. All compensation recommendations were then considered and voted upon by the full Board of Directors. Mr. Blyberg is a member of the Board of Directors and a member of the Executive Committee. He has abstained from participating in discussions or recommendations regarding his own compensation.



     REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors of the Bank has no formal compensation policy applicable to compensation decisions with respect to its executive officers. While there are no objective criteria which specifically relate corporate performance to compensation determinations, in formulating its recommendation with respect to compensation of Mr. Blyberg during the last fiscal year, the Board of Directors considered, among other factors, the seniority and experience of Mr. Blyberg and the relationship of his compensation to that of other executive officers employed by the Bank and to persons holding comparable positions at other similarly situated banks in Maine. In reaching its determination as to the compensation of Mr. Blyberg, the Board of Directors did not use any objective measure of the Bank's performance but considered, in general, the performance of the Bank in relationship to that of other similarly situated banks in Maine.

     The forgoing report regarding compensation has been submitted by the Board of Directors, including Douglas A. Gott, David E. Honey, Casper G. Sargent, Jr., John V. Sawyer, II, Richard W. Whitney, Peter
A. Blyberg, Robert S. Boit, Peter A. Clapp, Sandra H. Collier, Richard W. Teele, Arthur J. Billings, Richard C. Carver, Robert B. Fernald, Stephen C. Shea and Paul L. Tracy.

                          PERFORMANCE GRAPH

     The following graph provides a comparison of total shareholder return on the Common Stock of the Company with that of other comparable issuers. The following graph illustrates the estimated yearly percentage change in the Company's cumulative total shareholder return on its Common Stock for each of the last five years. For purposes of comparison, the graph also illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Banks Stock Index. The graph assumes a $100 investment on December 31, 1994 in the common stock of the Company and NASDAQ banks as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31 of each calendar year since the base measurement point of December 31, 1994.

            Insert 5 year line chart

    Common Stock of the Company is not actively traded on any market, and therefore, no market index is available for the purpose of determining the market price of such common stock as of any particular date. The foregoing graph is based upon a good faith determination of approximate market value for each year indicated based on anecdotal information available to the Company as to the value at which its common stock has traded in isolated transactions from time to time. Therefore, although the graph represents a good faith estimate of shareholder return as reflected by market value, the valuations utilized are, of necessity, estimates and may not accurately reflect the actual value at which common stock has traded in particular transactions as of any of the dates indicated.

                        SELECTION OF AUDITORS

     The Board recommends that the stockholders ratify its selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 1999.

     Berry, Dunn, McNeil & Parker has assisted the Company with preparation of periodic filings with the Security and Exchange Commission and has also assisted the Bank with preparation of filings with the Federal Reserve Board. In addition, Berry, Dunn, McNeil & Parker performed services for the Bank in connection with the preparation of income tax filings. All services rendered by Berry, Dunn, McNeil & Parker were approved by the Board of Directors, which considered the possible effect of such services on the independence of Berry, Dunn, McNeil & Parker. Management anticipates that Berry, Dunn, McNeil & Parker will render comparable services to the Bank and the Company in 1999.

     Stockholder approval of the selection of auditors is not required, but the Board is of the view that an expression of opinion by the stockholders as to the appropriateness of this selection is desirable. The Board recommends that its selection of Berry, Dunn, McNeil & Parker be ratified. If its selection is not ratified, the Board will take action to appoint a different auditor. It is expected that a representative of Berry, Dunn, McNeil & Parker will be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                            OTHER MATTERS

     Management knows of no other matters to be presented for action at the Meeting. If any of the nominees for the office of Director become unavailable for election or if any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the judgement of the person voting the proxies.

           STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders may submit proposals for consideration at the 2000 Annual Meeting, which is presently scheduled for April 20, 2000. In order to be included in the Company's proxy statement and form of proxy relating to that meeting, such proposals must be received by the Company no later than December 15, 1999. Proposals should be addressed to Peter A. Blyberg, President, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605.

Ellsworth, Maine                   By Order of the Board of Directors
March 26, 1999                     Sally J. Hutchins, Clerk


UNION BANKSHARES COMPANY        P   The undersigned hereby appoints Sally J.
66 Main Street                  R   Hutchins and Peter A. Blyberg as Proxies,
Ellsworth, Maine  04605         O   each with power to appoint a substitute
                                X   and hereby authorizes them to represent
                                Y   and vote as designated below, all the
This proxy is solicited on          shares of common stock of
behalf of the Board of Directors    the Company held of record by the
                                    undersigned as of the close of
                                    business on February 26, 1999, at the
                                    annual meeting of the stockholders
                                    to be held on April 15, 1999, or at any
                                    adjournment thereof.

1.   To set the number of Directors at 17:

          For        Against       Abstain

2.   To elect as Directors of the Company:
     Peter A. Blyberg, Robert S. Boit, Blake B. Brown, Peter A. Clapp, Sandra H. Collier, James L. Markos, Jr., Richard W. Teele

     VOTE FOR ALL LISTED NOMINEES      AUTHORITY TO VOTE FOR DIRECTORS IS
                                          WITHHELD

     VOTE FOR LISTED NOMINEES EXCEPT THE FOLLOWING: (Instruction: To withhold authority to vote for any nominee, write the name of the nominee(s) in the space provided below.)


3.   To elect Sally J. Hutchins as Clerk of the Company

          For        Against       Abstain

4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 1999

          For        Against       Abstain

5. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON BEHALF OF THE UNDERSIGNED STOCKHOLDER IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSALS 2 AND 3, AND IN FAVOR OF PROPOSALS 1 AND 4, AND IN THE DISCRETION OF MANAGEMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as name appears below. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.


                                          Dated___________________________, 1999


                                       Signature________________________________